Exhibit 10.5

REVOLVING LINE OF CREDIT NOTE

WORKING CAPITAL

$8,500,000.00 U.S.	December 27, 2005

FOR VALUE RECEIVED, the undersigned, VeriChip Corporation, a Delaware corporation with a principal place of business at 1690 South Congress Avenue, Suite 200, Delray Beach, Florida 33445 (the “Borrower”), hereby promises to pay to the order of Applied Digital Solutions, Inc., a Missouri corporation located at 1690 South Congress Avenue, Suite 200, Delray Beach, Florida 33445 (the “Lender”), at such address, or such other place or places as the holder hereof may designate in writing from time to time hereafter, the maximum principal sum of Eight Million Five Hundred Thousand Dollars ($8,500,000.00), or, if less, so much thereof as may be advanced or readvanced by the Lender to the Borrower pursuant to the terms of the Loan Agreement (as hereinafter defined), together with interest as provided for hereinbelow, in lawful money of the United States of America.

Interest shall be calculated and charged daily on the basis of actual days elapsed over a three hundred sixty (360) day banking year, on the unpaid principal balance outstanding from time to time at a variable rate equal to the Prime Rate of interest (the “Prime Rate”), expressed as a percentage as it exists from time to time. The Prime Rate means the highest Prime Rate of interest as published in the Wall Street Journal from time to time.

The Borrower shall make a balloon payment of principal, interest and any fees or expenses outstanding on December 27, 2010 (the “Maturity Date”) unless a change of ownership or management occurs, as defined in Section IX. C. of the Loan Agreement as defined below, or an initial public offering of the Borrower’s common stock is consummated, in which case the Borrower shall, within two business days of such event, repay in full all principal, interest and any fees or expenses outstanding hereunder.

The Note is issued under, and is subject to, the Commercial Loan Agreement of even date between the Borrower and the Lender, as it may be amended from time to time (the “Loan Agreement”). The holder of this Note is entitled to all of the benefits and rights of the Lender under the Loan Agreement. However, neither this reference to the Loan Agreement nor any provision thereof shall impair the absolute and unconditional obligation of the undersigned to pay the principal and interest on this Note as herein provided. Any capitalized term used in this Note that is not otherwise expressly defined herein shall have the meaning ascribed thereto in the Loan Agreement.

The holder may impose upon the undersigned a delinquency charge of $35.00 or five percent (5.00%) of the amount of the principal and/or interest payment not paid on or before the thirtieth (30th) day after such installment is due, whichever is greater. The entire principal balance hereof, together with accrued interest, shall after maturity, whether by demand, acceleration or otherwise, bear interest at the contract rate of this Note plus an additional three percent (3.00%) per annum. Upon default by Borrower under the terms of this Note or any other Loan Documents, interest shall accrue at a variable rate equal to the contract rate of this Note plus three percent (3.00%).

VERICHIP WORKING CAPITAL NOTE

The undersigned agrees to pay on demand all reasonable out-of-pocket costs of collection hereof, including court costs, service fees, and reasonable attorney’s fees, whether or not any foreclosure or other action is instituted by the holder in its discretion.

The word “holder”, as used in this Note, shall mean the payee or endorsee of this Note who is in possession of it, or the bearer, if this Note is at that time payable to the bearer.

The indebtedness evidenced by this Note is secured by the Loan Documents as defined in the Loan Agreement. Any default by the undersigned under the Loan Documents shall constitute a default under this Note entitling the holder to declare the entire principal amount of the indebtedness evidenced hereby, together with all accrued interest thereon, immediately due and payable.

No delay or omission on the part of the holder in exercising any right, privilege or remedy shall impair such right, privilege or remedy or be construed as a waiver thereof or of any other right, privilege or remedy. No waiver of any right, privilege or remedy or any amendment to this Note shall be effective unless made in writing and signed by the holder. Under no circumstances shall an effective waiver of any right, privilege or remedy on any one occasion constitute or be construed as a bar to the exercise of or a waiver of such right, privilege or remedy on any future occasion. The acceptance by the holder hereof of any payment after any default hereunder shall not operate to extend the time of payment of any amount then remaining unpaid hereunder or constitute a waiver of any rights of the holder hereof under this Note.

All rights and remedies of the holder, whether granted herein or otherwise, shall be cumulative and may be exercised singularly or concurrently, and the holder shall have, in addition to all other rights and remedies, the rights and remedies of a secured party under the Uniform Commercial Code of New Hampshire. The holder shall have no duty as to the collection or protection of the Collateral or of any income thereon, or as to the preservation of any rights pertaining thereto beyond the safe custody thereof. Surrender of this Note, upon payment or otherwise, shall not affect the right of the holder to retain the Collateral as security for the payment and performance of any other liability of the undersigned to the holder.

Every maker, endorser, or guarantor of this Note, or the obligations represented by this Note, waives all exemption rights, valuation and appraisement, presentment, protest and demand, demand for payment, notice of dishonor and protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note, and assents to any extension or postponement of the time of payment or any other indulgence, to any substitution, exchange or release of Collateral, and/or to the addition or release of any other party or person primarily or secondarily liable.

This Note may be prepaid in whole or in part without penalty.

VERICHIP WORKING CAPITAL NOTE

This Note and the provisions hereof shall be binding upon the undersigned and the undersigned’s heirs, administrators, executors, successors, legal representatives and assigns and shall inure to the benefit of the holder, the holder’s heirs, administrators, executors, successors, legal representatives and assigns.

This Note may not be amended, changed or modified in any respect except by a written document that has been executed by each party. This Note constitutes a New Hampshire sealed instrument and contract to be governed by the laws of such state and to be paid and performed therein.

IN THE PRESENCE OF:

VeriChip Corporation

/s/ Keevin Vanloo	By:	/s/ Nurez Khimji
	Name:	Nurez Khimji
	Title:	Chief Financial Officer